Exhibit 10.1

Exhibit E - Termination Letter

August 14, 2008

Dieter P. Schilling

Gregory S. Furness

Delphax Technologies, Inc.

6100 West 110th Street

Bloomington, Minnesota 55438

Re: Warrant, Registration Rights Termination

Ladies and Gentlemen:

In contemplation of an Assignment and Assumption Agreement to be dated August 14, 2008 (the "Agreement") by and between Harland Clarke Corp. and Whitebox Delphax, Ltd., a British Virgin Islands business company ("Whitebox"), Delphax Technologies Inc., a Minnesota corporation (the "Company) and Whitebox hereby irrevocably terminate, without any further action required by the parties, any and all warrants and other options or rights to acquire securities of the Company or its affiliates that are held by Whitebox or any of its affiliates. The warrants, options and rights that are terminated by this letter agreement include, without limitation: (i) the warrant dated March 26, 2007 to purchase 1,200,000 shares and the warrant dated September 10, 2007 to purchase 6,300,000 shares issued by the Company to Whitebox under the Securities Purchase Agreement dated March 26, 2007 among the Company, Whitebox and Delphax Technologies Canada Limited, as amended (the "Securities Purchase Agreement") and all other Warrants as defined in the Securities Purchase Agreement, and (ii) the warrant dated March 5, 2004 to purchase 446,877 shares issued to Pandora Select Partners, L.P. pursuant to the Stock Purchase Warrant dated March 5, 2004.

Whitebox and Delphax further agree that the Registration Rights Agreement, dated as of March 26, 2007, as amended, between Whitebox and the Company, is hereby terminated without any further action by the parties, and Whitebox hereby withdraws any outstanding demands for registration or other claims under such agreement.

This letter agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together, including those received by facsimile transmission which shall be effective as originals, shall constitute one and the same letter agreement.

WHITEBOX DELPHAX LTD.
By: /s/ Jonathan Wood
Title: Jonathan Wood COO/Director

Acknowledged and Agreed:

DELPHAX TECHNOLOGIES INC.

By: /s/ Gregory S. Furness
Title: CFO